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                                                                    Exhibit 11


                      STERICYCLE, INC. AND SUBSIDIARIES
             STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                             (UNAUDITED)

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

                                                 For the three               For the nine
                                                 months ended                months ended
                                                 September 30,               September 30,
                                               -----------------------  -----------------------
                                                  1995         1996          1995        1996
                                                ---------    ---------    ---------    ---------
Weighted average common shares
  outstanding                                   5,605,495    7,668,295    5,605,495    6,663,738
Assumed conversion of Safeway note                 98,001       98,001       98,001       98,001
Common stock equivalents pursuant to
 SAB No. 83:
Net effect of stock options and warrants
  issued within one year of initial filing
  (June 11, 1996) - based on the treasury
  stock method                                  1,271,324     436,259    1,271,324      640,177
                                                ---------    ---------    ---------    ---------

Total                                           6,974,820   8,202,555    6,974,820    7,401,916
                                                ---------    ---------    ---------    ---------
                                                ---------    ---------    ---------    ---------

Net loss                                            ($874)      ($486)     ($3,750)     ($1,580)
                                                ---------    ---------    ---------    ---------
                                                ---------    ---------    ---------    ---------

Per share amount                                   ($0.13)     ($0.06)      ($0.54)      ($0.21)
                                                ---------    ---------    ---------    ---------
                                                ---------    ---------    ---------    ---------
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